SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               _______________

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                The Gabelli Convertible Secutities Fund, Inc.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                         Maryland                          13-3523423
           ----------------------------------------    -------------------
           (State of Incorporation or Organization)     (I.R.S. Employer
                                                       Identification no.)


                  One Corporate Center
                    Rye, New York                           10580-1434
           ----------------------------------------        ------------
           (Address of principal executive offices)         (zip code)


          Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
          Title of each class                     on which each class is
          to be so registered                     to be registered
          -------------------                     ----------------------
          ___% Cumulative Preferred Stock         New York Stock Exchange


          Securities to be registered pursuant to Section 12(g) of the Act:

                                       None
                  ------------------------------------------------
                                  (Title of Class)



          ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
                   REGISTERED.

          The section captioned "Description of Cumulative Preferred Stock" in the Registrant's preliminary prospectus dated May 6, 1997 forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-24541) is incorporated herein by reference.

          ITEM 2. EXHIBITS.

          (I) The following exhibits have been filed with the Securities and Exchange Commission (the 'Commission')

          (1) Form of Certificate for Common Stock. (a)

          (2) Portions of the Amended and Restated Articles of
          Incorporation of the Registrant defining the rights of holders of Common Stock. (a)

          (3) Form of Certificate for ____% Cumulative Preferred
          Stock (the "Cumulative Preferred Stock"). (b)

          (4) Portions of the form of Articles Supplementary defining the rights of holders of Cumulative Preferred
          Stock. (c)

          (a) Incorporated by reference from Exhibit D to the Registrant's Registration Statement on Form N-2 (File No. 811-05715) as filed with the Securities and Exchange
          Commission on March 31, 1995.

          (b) Incorporated by reference to Exhibit D(1) to the Registrant's Registration Statement on Form N-2 (File
          Nos. 333-24541 and 811-05715) as filed with the Commission on April 4, 1997.

          (c) Incorporated by reference to Exhibit (D)(2) to Pre-
          Effective Amendment No. 1 to the Registrant's
          Registration Statement on Form N-2 (File Nos. 333-24541 and 811-05715) as filed with the Commission on May 6, 1997.



               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             The Gabelli Convertible
                                             Securities Fund, Inc.
                                             -----------------------
                                                  (Registrant)


          Date: May 6, 1997                  By: /s/ Bruce N. Alpert
                -----------                     ----------------------
                                                Name:  Bruce N. Alpert
                                                Title: Vice President
                                                       and Treasurer